Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHITING PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-0098515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Broadway, Suite 2300 Denver, Colorado	80290-2300
(Address of Principal Executive Offices)	(Zip Code)

Whiting Petroleum Corporation 2013 Equity Incentive Plan, as Amended and Restated

(Full title of the plan)

James J. Volker Chairman, President and Chief Executive Officer 1700 Broadway, Suite 2300 Denver, Colorado 80290-2300 (303) 837-1661	Copy to: Benjamin F. Garmer, III, Esq. John K. Wilson, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 271-2400
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	5,500,000 shares (1)	$7.79 (2)	$42,845,000 (2)	$4,314.49

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of Whiting Petroleum Corporation common stock (and preferred share purchase rights) that may become issuable in accordance with the adjustment and anti-dilution provisions of the Whiting Petroleum Corporation 2013 Equity Incentive Plan, as amended and restated.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Whiting Petroleum Corporation Common Stock on the New York Stock Exchange, Inc. on July 26, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission by Whiting Petroleum Corporation (hereinafter referred to as the “Company” or the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference:

1.	The Company’s latest Annual Report on Form 10-K for the year ended December 31, 2015;

2.	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016;

3.	The Company’s Current Reports on Form 8-K filed on February 22, 2016, February 24, 2016, March 18, 2016, March 23, 2016, March 28, 2016, May 10, 2016, May 18, 2016, June 23, 2016 and July 5, 2016; and

4.	The description of the Company’s common stock contained in its Registration Statement on Form 8-A, dated November 14, 2003, and any amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Under the provisions of Section 145 of the Delaware General Corporation Law, Whiting Petroleum Corporation (“the Company”) is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the Company may indemnify a director or officer in connection with a proceeding in which he is not successful in

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defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Company (except for expenses allowed by a court).

The Company’s Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company to the full extent permitted by applicable law. Under the provisions of the Company’s Amended and Restated By-laws, the Company is required to indemnify officers or directors to a greater extent than under the current provisions of Section 145 of the Delaware General Corporation Law. Except with respect to stockholder derivative actions, the By-law provisions generally state that the director or officer will be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding, provided that (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

The foregoing standards also apply with respect to the indemnification of expenses incurred in a stockholder derivative suit. However, a director or officer may only be indemnified for settlement amounts or judgments incurred in a derivative suit to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In accordance with the Delaware General Corporation Law, the Company’s Restated Certificate of Incorporation contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director’s liability to the Company or its stockholders, for monetary damages except (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

The Company has entered into indemnification agreements with its directors and executive officers. The indemnification agreements do not increase the extent or scope of indemnification provided to the Company’s directors and executive officers under the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, but set forth indemnification and expense advancement rights and establish processes and procedures determining entitlement to obtaining indemnification and advancement of expenses.

The Company maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

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(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 28, 2016.

WHITING PETROLEUM CORPORATION

By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2016.

Signature	Title

/s/ James J. Volker	Chairman, President and Chief Executive Officer and Director
James J. Volker	(Principal Executive Officer)

/s/ Michael J. Stevens	Senior Vice President and Chief Financial Officer
Michael J. Stevens	(Principal Financial Officer)

/s/ Brent P. Jensen	Vice President, Finance and Treasurer
Brent P. Jensen	(Principal Accounting Officer)

*	Director
Thomas L. Aller

*	Director
D. Sherwin Artus

*	Director
James E. Catlin

*	Director
Philip E. Doty

*	Director
William N. Hahne

*	Director
Carin S. Knickel

*	Director
Michael B. Walen

*	By:	/s/ James J. Volker
James J. Volker
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

(4.1)	Whiting Petroleum Corporation 2013 Equity Incentive Plan, as amended and restated [Incorporated by reference to Annex A to Whiting Petroleum Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on April 4, 2013 (File No. 001-31899)].

(4.2)	Form of Restricted Stock Agreement for the Whiting Petroleum Corporation 2013 Equity Incentive Plan, as amended and restated, for performance vesting awards [Incorporated by reference to Exhibit 10.14 to Whiting Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-31899)].

(4.3)	Form of Restricted Stock Agreement for the Whiting Petroleum Corporation 2013 Equity Incentive Plan, as amended and restated, for time-based vesting awards [Incorporated by reference to Exhibit 10.15 to Whiting Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-31899)].

(4.4)	Form of Stock Option Agreement for the Whiting Petroleum Corporation 2013 Equity Incentive Plan, as amended and restated [Incorporated by reference to Exhibit 10.16 to Whiting Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-31899)].

(4.5)	Form of Performance Share Award Agreement for the Whiting Petroleum Corporation 2013 Equity Incentive Plan, as amended and restated [Incorporated by reference to Exhibit 10.2 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on January 5, 2015 (File No. 001-31899)].

(4.6)	Restated Certificate of Incorporation of Whiting Petroleum Corporation [Incorporated by reference to Exhibit 3.3 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on May 18, 2016 (File No. 001-31899)].

(4.7)	Amended and Restated By-laws of Whiting Petroleum Corporation, effective February 18, 2016 [Incorporated by reference to Exhibit 3.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on February 22, 2016 (File No. 001-31899)].

(4.8)	Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various other agents party thereto [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on August 28, 2014 (File No. 001-31899)].

(4.9)	First Amendment to Sixth Amended and Restated Credit Agreement, dated as of April 27, 2015, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various other agents party thereto [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (File No. 001-31899)].

(4.10)	Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of October 13, 2015, among Whiting Petroleum Corporation, its subsidiary Whiting Oil and Gas Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on October 14, 2015 (File No. 001-31899)].

(4.11)	Third Amendment to Sixth Amended and Restated Credit Agreement and First Amendment to Amended and Restated Guaranty and Collateral Agreement, dated as of March 25, 2016, among Whiting Petroleum Corporation, its subsidiary Whiting Oil and Gas Corporation, certain other subsidiaries of Whiting Petroleum Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on March 28, 2016 (File No. 001-31899)].

(4.12)	Amended and Restated Guaranty and Collateral Agreement, dated as of December 8, 2014, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc., Kodiak Williston, LLC and JPMorgan Chase Bank, N.A., as Administrative Agent [Incorporated by reference to Exhibit 4.16 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on December 8, 2014 (File No. 001-31899)].

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Exhibit Number	Exhibit Description

(4.13)	Maximum Credit Amount Increase Agreement, dated as of December 19, 2014, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on December 22, 2014 (File No. 001-31899)].

(4.14)	Subordinated Indenture, dated as of April 19, 2005, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting Programs, Inc., Equity Oil Company (succeeded to Whiting Oil and Gas Corporation) and The Bank of New York Mellon Trust Company, N.A., as successor trustee [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on September 24, 2010 (File No. 001-31899)].

(4.15)	Second Supplemental Indenture, dated September 24, 2010, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.5% Senior Subordinated Notes due 2018 [Incorporated by reference to Exhibit 4.2 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on September 24, 2010 (File No. 001-31899)].

(4.16)	Supplemental Indenture and Amendment – Subsidiary Guarantee, dated as of December 11, 2014, among Whiting Petroleum Corporation, Whiting Canadian Holding Company ULC, Whiting Resources Corporation, Whiting US Holding Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 6.5% Senior Subordinated Notes Due 2018 [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on December 12, 2014 (File No. 001-31899)].

(4.17)	Indenture, dated September 12, 2013, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on September 12, 2013 (File No. 001-31899)].

(4.18)	First Supplemental Indenture, dated September 12, 2013, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.0% Senior Notes due 2019 [Incorporated by reference to Exhibit 4.2 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on September 12, 2013 (File No. 001-31899)].

(4.19)	Supplemental Indenture and Amendment – Subsidiary Guarantee, dated as of December 11, 2014, among Whiting Petroleum Corporation, Whiting Canadian Holding Company ULC, Whiting Resources Corporation, Whiting US Holding Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 5.0% Senior Notes Due 2019 [Incorporated by reference to Exhibit 4.2 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on December 12, 2014 (File No. 001-31899)].

(4.20)	Second Supplemental Indenture, dated September 12, 2013, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.75% Senior Notes due 2021 [Incorporated by reference to Exhibit 4.3 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on September 12, 2013 (File No. 001-31899)].

(4.21)	Supplemental Indenture and Amendment – Subsidiary Guarantee, dated as of December 11, 2014, among Whiting Petroleum Corporation, Whiting Canadian Holding Company ULC, Whiting Resources Corporation, Whiting US Holding Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 5.75% Senior Notes Due 2021 [Incorporated by reference to Exhibit 4.3 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on December 12, 2014 (File No. 001-31899)].

(4.22)	Fourth Supplemental Indenture, dated March 27, 2015, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC, Whiting Resources Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.25% Senior Notes due 2023 [Incorporated by reference to Exhibit 4.3 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on March 30, 2015 (File No. 001-31899)].

(4.23)	Indenture, dated March 27, 2015, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 1.25% Convertible Senior Notes due 2020 [Incorporated by reference to Exhibit 4.2 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on March 30, 2015 (File No. 001-31899)].

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Exhibit Number	Exhibit Description

(4.24)	Senior Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on March 23, 2016 (File No. 001-31899)].

(4.25)	Fourth Supplemental Indenture, dated July 1, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.0% Mandatory Convertible Senior Notes due 2019, Series B-1 [Incorporated by reference to Exhibit 4.2 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on July 5, 2016 (File No. 001-31899)].

(4.26)	Fifth Supplemental Indenture, dated July 1, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.75% Mandatory Convertible Senior Notes due 2021, Series C-1 [Incorporated by reference to Exhibit 4.3 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on July 5, 2016 (File No. 001-31899)].

(4.27)	Sixth Supplemental Indenture, dated July 1, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.25% Mandatory Convertible Senior Notes due 2023, Series D-1 [Incorporated by reference to Exhibit 4.4 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on July 5, 2016 (File No. 001-31899)].

(4.28)	Indenture, dated July 1, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 1.25% Mandatory Convertible Senior Notes due 2020, Series 1 [Incorporated by reference to Exhibit 4.5 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on July 5, 2016 (File No. 001-31899)].

(4.29)	Indenture, dated June 29, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 1.25% Mandatory Convertible Senior Notes due 2020, Series 2 [Incorporated by reference to Exhibit 4.6 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on July 5, 2016 (File No. 001-31899)].

(4.30)	Subordinated Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee [Incorporated by reference to Exhibit 4.5 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on March 23, 2016 (File No. 001-31899)].

(4.31)	Second Supplemental Indenture, dated July 1, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.5% Mandatory Convertible Senior Subordinated Notes due 2018, Series A-1 [Incorporated by reference to Exhibit 4.8 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on July 5, 2016 (File No. 001-31899)].

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).

(23.1)	Consent of Deloitte & Touche LLP.

(23.2)	Consent of Cawley, Gillespie & Associates, Inc., Independent Petroleum Engineers.

(23.3)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(24)	Powers of Attorney.

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